UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):    January 15, 2018

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number

1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On January 15, 2018, the Board of Directors (the “Board”) of Alliant Energy Corporation (the “Company”) authorized the redemption of all common share purchase rights (the “Rights”) issued pursuant to the Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of December 11, 2008, between the Company and Wells Fargo Bank, N.A., as Rights Agent, effective as of the close of business on January 31, 2018.

Under the Rights Agreement, one Right is attached to each outstanding share of Company common stock. The Rights will be redeemed at a redemption price of $0.0005 per Right, payable in cash. The redemption payment will be payable on February 15, 2018 to shareowners as of the close of business on January 31, 2018. Redemption proceeds are not eligible for re-investment under the Company’s Shareowner Direct Plan with Wells Fargo Bank, N.A. on the payment date of the redemption.

On January 15, 2018, the Company issued a press release announcing the Board’s authorization to redeem the Rights and declare a quarterly cash dividend of $0.335 per share. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	No applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Description
(99.1)	Press Release dated January 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: January 17, 2018	By:/s/ James H. Gallegos
James H. Gallegos
Senior Vice President, General Counsel & Corporate Secretary